Exhibit 99.2
April 26, 2022 1Q22 QUARTERLY EARNINGS SUPPLEMENT

2 2 Ticker: BUSE Special Note Concerning Forward - Looking Statements Statements made in this document, other than those concerning historical financial information, may be considered forward - looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 with respect to the financial condition, results of operations, plans, objectives, future performance, and business of the Company. Forward - looking statements, which may be based upon beliefs, expectations, and assumptions of the Company’s management, and on information currently available to management, are generally identifiable by the use of words such as “believe,” “expect,” “anticipate,” “pl an,” “intend,” “estimate,” “may,” “will,” “would,” “could,” “should,” or other similar expressions. Additionally, all statements in this document, including forward - looking statements, speak only as of the date they are made, and the Company undertakes no obligation to update any statement in light of new information or future events. A number of factors, many of which are beyo nd the Company’s ability to control or predict, could cause actual results to differ materially from those in the Company’s forw ard - looking statements. These factors include, among others, the following: (i) the strength of the local, state, national, and international economy (including effects of inflationary pressures and supply chain constraints); (ii) the economic impact of an y future terrorist threats or attacks, widespread disease or pandemics (including the Coronavirus Disease 2019 pandemic), or ot her adverse external events that could cause economic deterioration or instability in credit markets (including Russia’s invasion of Ukraine); (iii) changes in state and federal laws, regulations, and governmental policies concerning the Company’s general business; (iv) changes in accounting policies and practices; (v) changes in interest rates and prepayment rates of the Compan y’s assets (including the impact of The London Inter - bank Offered Rate phase - out); (vi) increased competition in the financial services sector and the inability to attract new customers; (vii) changes in technology and the ability to develop and mainta in secure and reliable electronic systems; (viii) the loss of key executives or associates; (ix) changes in consumer spending; ( x) unexpected results of current and/or future acquisitions, which may include failure to realize the anticipated benefits of an y acquisition and the possibility that transaction costs may be greater than anticipated; (xi) unexpected outcomes of existing or new litigation involving the Company; and (xii) the economic impact of exceptional weather occurrences such as tornadoes, hurricanes, floods, and blizzards. These risks and uncertainties should be considered in evaluating forward - looking statements and undue reliance should not be placed on such statements. Additional information concerning the Company and its business, including additional factors that could materially affect its financial results, is included in the Company’s filings with th e S ecurities and Exchange Commission.

3 3 Ticker: BUSE Non - GAAP Financial Information This document contains certain financial information determined by methods other than GAAP. Management uses these non - GAAP measures, together with the related GAAP measures, in analysis of the Company’s performance and in making business decisions, as well as comparison to the Company’s peers. The Company believes the adjusted measures are useful for investors and management to understand the effects of certain non - recurring noninterest items and provide additional perspective on the Company’s performance over time. A reconciliation to what management believes to be the most directly comparable GAAP financial measures — specifically, net interest income, total noninterest income, net security gains and losses, and total noninterest expense in the case of pre - provision net revenue, adjusted pre - provision net revenue, pre - provision net revenue to average assets, and adjusted pre - provision net revenue to average assets; net income in the case of adjusted net income, adjusted diluted earnings per share, adjusted return on average assets, return on average tangible common equity, and adjusted return on average tangible common equity; net interest income in the case of adjusted net interest income and adjusted net interest margin; net interest income , total noninterest income, and total noninterest expense in the case of adjusted noninterest expense, core adjusted expense, efficiency ratio, adjusted efficiency ratio, and adjusted core efficiency ratio; total stockholders’ equity in the case of ta ngi ble book value per common share; total assets and total stockholders’ equity in the case of tangible common equity and tangible common equity to tangible assets; portfolio loans in the case of core loans and core loans to portfolio loans; total deposits in the ca se of core deposits and core deposits to total deposits; and portfolio loans and total deposits in the case of core loans to core d epo sits — appears below. These non - GAAP disclosures have inherent limitations and are not audited. They should not be considered in isolation or as a substitute for operating results reported in accordance with GAAP, nor are they necessarily comparable to non - GAAP performance measures that may be presented by other companies. Tax effected numbers included in these non - GAAP disclosures are based on estimated statutory rates or effective rates as appropriate.

4 4 Ticker: BUSE Table of Contents Overview of First Busey Corporation (BUSE) 5 Sizable Business Lines Provide for Innovative Solutions 6 Investment Highlights 7 Experienced Management Team 8 Strong Regional Operating Model 9 High Quality & Growing Loan Portfolio 10 Top Tier Core Deposit Franchise 11 Diversified and Significant Sources of Fee Income 12 Fully Integrated Wealth Management Platform 13 Growing Wealth Management Business 14 Scalable Payment Technology Solutions Platform 15 FirsTech Growth and Expansion of Services 16 Net Interest Margin 17 Focused Control on Expenses 18 Continued Investment in Technology Enterprise - Wide 19 Fortress Balance Sheet 20 Robust Capital Foundation 21 Pristine Credit Quality 22 Reserve Supports Credit & Growth Profile 23 Balanced, Low - Risk, Short - Duration Investment Portfolio 24 Quarterly Earnings Review 25 Earnings Performance 26 Environmental, Social, and Governance Responsibility 27 Appendix: Loan Portfolio Detail , Use of Non - GAAP Financial Information 28

5 5 Ticker: BUSE Unwavering Focus on 4 Pillars: ASSOCIATES, CUSTOMERS, COMMUNITIES AND SHAREHOLDERS Overview of First Busey Corporation (BUSE) Company Overview Financial Highlights (1) Non - GAAP calculation, see Appendix (2) Market Data for BUSE updated to close on 4/25/22 (3) Based on FY 2022 consensus med ian net income of covering analysts as of 4/25/22 BUSE Stock Price (2) Price Per Share $23.75 Market Cap $1.32B Dividend Yield 3.87% Price/TBV 1.55x Price/NTM (3) 10.8x AMONG THE BEST + 150+ year old financial institution headquartered in CHAMPAIGN, IL $ in millions 2020 2021 2022 YTD Total Assets $10,544 $12,860 $12,568 Total Loans (Exc. HFS) 6,814 7,189 7,273 Total Deposits 8,678 10,769 10,592 Total Equity 1,270 1,319 1,218 NPA/Assets 0.27% 0.17% 0.13% NIM 3.03% 2.49% 2.45% Adj. PPNR ROAA (1) 1.75% 1.35% 1.26% Adj. ROAA (1) 1.06% 1.15% 0.93% Adj. ROATCE (1) 12.47% 14.40% 13.02% $20 $22 $24 $26 $28 $30 Mar-21 Jun-21 Sep-21 Dec-21 Mar-22 Regional operating model serving 4 regions: NORTHERN, CENTRAL, GATEWAY, FLORIDA Commercial Banking Payment Tech Solutions Wealth Management

Sizable Business Lines Provide for Innovative Solutions

Diversified financial holding company with comprehensive and innovative financial solutions for individuals and businesses

Busey BANK *Full suite of diversified financial products for individuals and businesses*	**$12.6** Billion ***Assets***	**$352.9** Million ***LTM Revenue*** [2]	**13.0%** *MRQ* ***Adj. ROATCE*** [5]
Busey WEALTH MANAGEMENT *Wealth & asset management services for individuals and businesses*	**$12.3** Billion ***Assets Under Care***	**$56.3** Million ***LTM Revenue*** [3]	**47.6%** *MRQ* ***PT Margin***
firstech *Payment platform that enables the collection of payments across a variety of modules*	**$10.3** Billion ***Payments Processed*** [1]	**$20.3** Million ***LTM Revenue*** [4]	**16.3%** *YoY* ***Rev. Growth***

(1) LTM total payments processed (2) Busey Bank segment, excluding Wealth Management & FirsTech; excludes intracompany eliminations and consolidations (3) Wealth Management segment
(4) FirsTech segment; Non-GAAP calculation, excludes intracompany eliminations and consolidations (5) Consolidated; Non-GAAP calculation, see Appendix

Ticker: BUSE 6

Investment Highlights

Attractive Franchise that Provides Innovative Financial Solutions

- 58 branches across four states: Illinois, Missouri, Indiana, and Florida
- Premier commercial bank, wealth management, and payment technology solutions for individuals and businesses
- Attractive core deposit to total deposit ratio (98.7%)(1) and low cost of non-time deposits (4 bps) in 1Q22
- Substantial investments in technology enterprise-wide and next generation leadership talent

Sound Growth Strategy Driven by Regional Operating Model

- Organic growth across key business lines driven by regional operating model that aligns commercial and wealth with accelerating growth in FirsTech operations
- Quarter-over-quarter core loan(2) growth (ex-PPP) of $127 million (1.8% QoQ growth) and year-over-year core loan growth (ex-PPP, ex-GSB) of $588 million (9.4% YoY growth)
- Combined Wealth Management and FirsTech YoY revenue(3) growth of 21.4%
- Efficient and right-sized branch network (average deposits per branch of $183 million)
- Leverage track record as proven successful acquirer to expand through disciplined M&A

Powerful Combination of Three Business Lines Drives Strong Noninterest Income

- Significant revenue derived from diverse and complementary fee income sources
- Noninterest income / revenue(4) of 34% for 1Q22
- Wealth management and payment technology solutions account for 58% of noninterest income in 1Q22
- Sizable business lines provide for a full suite of solutions for our clients across their lifecycle

Attractive Profitability and Returns

- Adjusted ROAA & ROATCE 0.93%(2) and 13.02%(2) 1Q22
- Adjusted Efficiency Ratio 62.2%(2) 1Q22
- Adjusted diluted EPS $0.52(2) 1Q22
- Quarterly dividend of $0.23 (3.87% yield)(5)

Built on a Fortress Balance Sheet

Pristine asset quality, highly diversified loan portfolio, and capital levels significantly in excess of well-capitalized minimums

(1) Non-GAAP calculation, see Appendix; Core deposits include non-brokered transaction accounts, money market deposit accounts, and time deposits of $250,000 or less (2) Non-GAAP calculation, see Appendix (3) Non-GAAP; FirsTech segment, excludes intracompany eliminations and consolidations (4) Revenue consists of net interest income plus noninterest income, excluding security gains and losses (5) Based on BUSE closing stock price on 4/25/22

Ticker: BUSE

7

Experienced Management Team

	**Van A. Dukeman** *Chairman, President & CEO, First Busey Corp.*	Has served as President & CEO of First Busey since 2007 and became Chairman of the Board effective July 2020. Mr. Dukeman was President & CEO of Main Street Trust from 1998 until its merger with First Busey in 2007. His 40 years of diverse financial services experience and extensive board involvement brings a conservative operating philosophy and a management style that focus on Busey's associates, customers, communities and shareholders.
	**Robin N. Elliott** *President & CEO, Busey Bank*	Joined Busey in 2006 and led various finance functions prior to serving as CFO/COO and now Bank President/CEO. Mr. Elliott has played instrumental roles in executing various strategic and growth initiatives. Before joining Busey, Mr. Elliott worked for Ernst & Young.
	**Jeffrey D. Jones** *EVP & CFO*	Joined Busey in August 2019, bringing his nearly 20 years of investment banking and financial services experience to Busey. Mr. Jones previously served as Managing Director and Co-Head of Financial Institutions at Stephens Inc. Mr. Jones began his career in the Banking Supervision and Regulation division of the Federal Reserve.
	**Monica L. Bowe** *EVP & Chief Risk Officer*	Joined Busey in January 2020 with nearly 25 years of financial leadership experience. Previously, Ms. Bowe served as Senior Director of Operational Risk Program Management at KeyBank. Ms. Bowe offers experience in M&A due diligence, effective navigation of key risk areas and dedication to continuous improvement towards enterprise-wide risk management strategies.
	**John J. Powers** *EVP & General Counsel*	Joined Busey in December 2011 and has over 40 years of legal experience. Prior to joining Busey, he was a partner in the law firm of Meyer Capel, where he specialized in serving the financial services industry.
	**Amy L. Randolph** *Chief of Staff & EVP of Pillar Relations*	Joined Busey in 2008 and now leads many areas, including: operations, corporate strategy, marketing and communications, community relations, customer experience, human resources, as well as M&A integration and other key projects and strategic initiatives. Prior to joining Busey, Mrs. Randolph worked for 10+ years with CliftonLarsonAllen LLP.
	**Robert F. Plecki, Jr.** *EVP & Co-Chief Banking Officer*	Joined Busey in 1984, serving in the role of Chief Banking Officer or Chief Credit Officer since 2010 and chairing all Credit Committees. Mr. Plecki previously served as COO, President & CEO of Busey Wealth Management, and EVP of the Florida and Champaign markets. Prior to the 2007 merger with First Busey, he served in various management roles at Main Street Trust.
	**Chip Jorstad** *EVP & Co-Chief Banking Officer*	Joined Busey in 2011 and has over 15 years of experience in the banking industry. Before being named Co-Chief Banking Officer in 2020, Mr. Jorstad served as Regional President for Commercial Banking—overseeing business banking efforts, including Agricultural, Commercial, Construction and Real Estate financing.
	**Willie B. Mayberry** *EVP & President of Regional Banking*	Joined Busey in 2021 where he focuses on developing strategic growth opportunities and product development with an emphasis on well-capitalized banking. Prior to Busey, Mr. Mayberry was with PNC, serving as EVP & Director of Strategy and Planning for the Commercial Bank. With 30-plus years of financial and commercial banking experience, he previously served as the Midwest Business Banking Regional Executive and National Sales Leader of Treasury Services for JPMorgan Chase.
	**Jeff D. Burgess** *EVP & President of Busey Wealth Management*	Joined Busey in 2021, leading the team that provides asset management, investment and fiduciary services to individuals, businesses and foundations. Mr. Burgess formerly served as President of Commerce Brokerage Services, Inc., and was Director of Business Development for the east region of Commerce Trust Company. Previously, he served as Vice President of Sales Operations for Fisher Investments in Woodside, California.
	**Farhan Yasin** *President & CEO, FirsTech | CTO, Busey Bank*	Joined Busey in 2020 in his current role. Mr. Yasin is a seasoned technology operator, founder, investor and advisor, working with technology companies across the globe. His experience includes working with Groupon, CareerBuilder, Accenture, and KKR. Mr. Yasin has been a member of the Illinois Bar Association since 2003.

Ticker: BUSE 8

9 9 Ticker: BUSE Banking Centers: 3 Deposits: $442.5MM Avg. Deposits Per Branch: $147.5MM 2022 - 27 Pop. Growth: 5 ..9% versus U.S. avg. 3 ..2% Banking Centers: 20 Deposits: $2.9B Avg. Deposits Per Branch: $143.2MM 2022 Pop: 2.8 Million Four distinct operating regions provide for attractive mix of customers and demographics, providing compelling business and market opportunities Northern Gateway Central Florida Source: US Census Claritas data as of most recent date available & 2021 FDIC Summary of Deposits Banking Centers: 10 Deposits: $1.9B Avg. Deposits Per Branch: $192.4MM Median HHI: $83,335 Banking Centers: 25 Deposits: $5.2B Avg. Deposits Per Branch: $208.1MM DMS Rank: Top 5 in 5 out of 7 IL Markets Strong Regional Operating Model

10 10 Ticker: BUSE $1,545 $1,664 $1,754 $1,869 $1,875 $2,913 $2,920 $3,069 $3,120 $3,135 $423 $501 $431 $386 $445 $1,376 $1,710 $1,719 $1,739 $1,786 $6,257 $6,795 $6,972 $7,114 $7,241 $0 $1,000,000 $2,000,000 $3,000,000 $4,000,000 $5,000,000 $6,000,000 $7,000,000 $8,000,000 1Q21 2Q21 3Q21 4Q21 1Q22 C&I CRE Construction Retail Real Estate & Other $ in millions $1,570 $1,659 $1,748 $1,701 $1,669 $329 $376 $375 $386 $354 $1,899 $2,035 $2,123 $2,087 $2,023 54% 55% 56% 53% 53% $1 $501 $1,001 $1,501 $2,001 $2,501 1Q21 2Q21 3Q21 4Q21 1Q22 Retail Commercial % Utilized (total) $ in millions High Quality & Growing Loan Portfolio (1) Based on loan origination (2) Busey loans ex - PPP growth and ex - GSB acquisition (3) Excludes credit card and overdraft prot ection and includes tranche loan commitments and associated sub notes Loan Portfolio Composition – Q1 202 2 Loan Portfolio Regional Segmentation (1) Ex - PPP Loans Trends Funded Draws & Line Utilization Rate (3) MRQ Yield on Loans 3.46% Central 43% Gateway 29% Northern 23% Florida 5% LTM Core Growth (2) 9.4% LTM Commercial Growth (2) 9.5%

11 11 Ticker: BUSE Top Tier Core Deposit Franchise Deposit Portfolio Composition – Q1 2022 Historical Cost of Deposits, 2015 - Q1 2022 (1) Total Deposits & Loan to Deposit Ratio Core Deposits (2) / Total Deposits (1) Quarterly effective fed funds per FRED, avg during quarter, not seasonally adjusted (2) Non - GAAP calculation, see Appendix; Core deposits include non - brokered transaction accounts, money market deposit accounts, and time deposits of $250,000 or less 0.0% 0.5% 1.0% 1.5% 2.0% 2.5% BUSE Cost of Deposits Effective Fed Funds Rate C k $8,874 $10,337 $10,818 $10,769 $10,592 76.4% 69.5% 66.1% 66.8% 68.7% 2021 Q1 2021 Q2 2021 Q3 2021 Q4 2022 Q1 Total Deposits Loan to Deposit Ratio $ in millions $8,716 $10,206 $10,659 $10,629 $10,451 98.2% 98.7% 98.5% 98.7% 98.7% 2021 Q1 2021 Q2 2021 Q3 2021 Q4 2022 Q1 Core Deposits Core/Total Deposits $ in millions MRQ Avg Cost of Deposits 0.08% MRQ Avg Cost of Non-Time Deposits 0.04% Avg Deposits per Branch $183 million

12 12 Ticker: BUSE ▪ Resilient, varied, and complimentary sources of fee income provide revenue diversification with heightened value amidst cycle of margin compression ▪ Noninterest income represented 34.2% of revenue (ex - securities losses) in 1Q22 ▪ Key businesses of wealth management and payment technology solutions contributed 57 % of noninterest income (ex - securities losses) in 1Q22 ▪ YoY increase in fee income broad - based with increases in wealth management, payment technology solutions, and fees for customer services Diversified and Significant Sources of Fee Income Noninterest Income / Total Revenue (1) YoY growth of Wealth Management Fees & Payment Tech Solutions: 21.2% (1) Includes net security gains and losses Sources of Noninterest Income (YTD) $ in thousands Noninterest Income Details 3/31/21 3/31/22 YOY Change Wealth Management Fees $12,584 $15,779 25.4% Fees for Customer Services $8,037 $8,907 10.8% Payment Technology Solutions $4,621 $5,077 9.9% Mortgage Revenue $2,666 $975 -63.4% Income on Bank Owned Life Insurance $964 $884 -8.3% Net Security Gains (Losses) $1,641 -$614 -137.4% Other Noninterest Income $932 $4,764 411.2% Total Noninterest Income $31,445 $35,772 13.8% $31.4 $33.0 $33.3 $35.1 $35.8 $64.9 $64.5 $70.8 $70.5 $70.1 $96.3 $97.6 $104.0 $105.6 $105.8 32.6% 33.8% 32.0% 33.2% 33.8% 10.0% 20.0% 30.0% 40.0% 50.0% 60.0% 70.0% 80.0% 90.0% $0.0 $20.0 $40.0 $60.0 $80.0 $100.0 $120.0 2021 Q1 2021 Q2 2021 Q3 2021 Q4 2022 Q1 Noninterest Income Net Interest Income Nonint. Inc. / Total Income $ in millions ▪ Pie Chart excludes net securities losses

13 13 Ticker: BUSE Fully Integrated Wealth Management Platform Six Distinct Teams Our wealth management business provides effective and high - touch solutions for high - net - worth individuals. Our clients work with a dedicated team of financial professionals, with each team member bringing their specialized focus to add value to each client’s personal situation. With financial planning at the core of our client experience, we leverage the collective expertise of the team to streamline the delivery of our investment strategy and holistic wealth services, in a cohesive, consolidated manner. Private Wealth Advisor Wealth Planning Private Client Legacy Planning Tax Planning & Preparation Portfolio Management ▪ Concierge banking with one point of contact ▪ Complete and simplified coordination of all banking needs ▪ Tax - advantaged retirement savings maximization ▪ Goal tracking, projections & stress testing ▪ Deduction maximization & tax - advantaged savings strategies ▪ 1040 & 1041 preparation by in - house team ▪ Philanthropic advisory ▪ Tax - efficient wealth transfer & asset protection ▪ Institutional approach ▪ Corporate retirement plan advisory ▪ Consistent track record of outperformance ▪ Risk - return optimization ▪ Specialized strategies for tax efficiency

14 14 Ticker: BUSE $12.6 $13.0 $13.7 $13.7 $15.8 $6.0 $6.3 $6.1 $5.5 $7.5 47.8% 48.3% 44.1% 40.1% 47.6% 20.0% 25.0% 30.0% 35.0% 40.0% 45.0% 50.0% $1.0 $3.0 $5.0 $7.0 $9.0 $11.0 $13.0 $15.0 2021 Q1 2021 Q2 2021 Q3 2021 Q4 2022 Q1 Revenue Pre-Tax Net Income Pre-Tax Profit Margin $ in millions Growing Wealth Management Business Q1 2022 Summary ▪ Assets under care of $12.3 billion, a year - over - year increase of $1.6 billion, or 15%, which was impacted by the acquisition of Glenview State Bank in 2021 ▪ Decline in AUC from 4Q21 principally due to a reduction in market valuations during 1Q22 ▪ Wealth revenue of $15.8 million, a 25.4% year - over - year increase ▪ Wealth pre - tax net income of $7.5 million, a 24.7% year - over - year increase ▪ Pre - tax profit margin of 47.6%, and a 45.6% average profit margin over last 5 quarters ▪ The investment team continues to produce excellent returns, outperforming benchmarks over multiple measurement periods ▪ YT return for the team’s blended portfolio outperformed the blended benchmark (1) by 93 bps (1) Blended benchmark consists of 60% MSCI All - Country World Index / 40% Bloomberg Intermediate Govt/Credit Index (2) Wealth Ma nagement segment Wealth - Assets Under Care Wealth – Revenue & Pre - tax Income (2) $10,692 $12,303 $12,364 $12,731 $12,329 2021 Q1 2021 Q2 2021 Q3 2021 Q4 2022 Q1 $ in millions

Scalable Payment Technology Solutions Platform

The Opportunity

174 Billion

Number of non-cash payment transactions in the United States per year (1)

$97 Trillion

Value of non-cash payments in the United States per year (1)

Near Term

Average FirsTech customer utilizes only **1.9 payment solutions** out of an **available 9**

< 5% of current commercial bank customers utilize a specific **FirsTech payment solution**

Intermediate Term

Expand outside the Busey ecosystem with **our complete payments platform model** and **Banking as a Service** (BaaS) initiatives – **business development** recently hired to drive this initiative

FirsTech Today

$10.3 Billion

Payments processed annually (2)

34 Million

Transactions processed per year (3)

Customer Overview

150+

Customers across numerous industries and growing

- Large Utilities
- Insurance
- Banks
- Credit Unions
- Telecom

(1) Total addressable market per the 2019 Federal Reserve Payments Study (2) LTM total payments processed (3) LTM total transactions processed

Ticker: BUSE 15

FirsTech Growth and Expansion of Services

Multi-Layered Payment Technology Solutions Platform


PAYMENT METHODS
Prepaid Card
PayPal
PayPal
G Pay
Google Pay
venmo
Venmo
Real-Time Payment
Pay
Apple Pay
Debit/Credit Card
ACH
Check
Cash
PAYMENT CHANNELS
IVR/CSR
POS
Auto Debit/ Recurring
API/Web Services
Lockbox Services
Online
Walk-up or in person bill pay
Mobile/SMS
STATEMENTS
Consolidated Reports
Electronic Billing
Bill Reminders
Paper Bill Statements
Bill presentment
CONSUMER

Revenue Growth (1)

$17.4 million
3/31/21 LTM

+ 16.3%

$20.3 million
3/31/22 LTM

Payment Technology Solutions Platform

- FirsTech's payments platform provides custom payment technology solutions through a comprehensive suite of capabilities
- Mobile bill pay, walk-in payment processing, lockbox, online bill pay, IVR; and electronic concentration of payments delivered via ACH, money management software and credit card networks

Q1 2022 Highlights

- Highest quarterly revenue[1] in the history of FirsTech ($5.4 million) in 1Q22
- Rolled out API-based payments platform to existing and new customers
- Launched new one-time payments platform within the Busey Bank environment

Key Initiatives

- Continue to foster and grow relationships with current clients utilizing the payments platform
- Expand existing and new product offerings with current and future clients, including the BaaS solution
- Enhance existing products and services with new technology that will expand FirsTech's footprint in the fintech area

(1) Non-GAAP, revenue equates to all revenue sources tied to FirsTech and excludes intracompany eliminations and consolidations

Ticker: BUSE
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17 17 Ticker: BUSE $58.6 $59.1 $64.4 $66.4 $68.1 $2.2 $1.7 $1.8 $1.5 $1.2 $4.8 $4.3 $5.2 $3.3 $1.3 $65.5 $65.1 $71.4 $71.1 $70.6 $62.0 $63.0 $64.0 $65.0 $66.0 $67.0 $68.0 $69.0 $70.0 $71.0 $72.0 $45.0 $50.0 $55.0 $60.0 $65.0 $70.0 $75.0 2021 Q1 2021 Q2 2021 Q3 2021 Q4 2022 Q1 Net Interest Income Accretion PPP Income (Net fees + coupon) $ in millions Net Interest Margin Net Interest Margin Bridge (1) Tax - equivalent adjusted amounts; Non - GAAP, see Appendix (2) Non - GAAP; Ex - PPP NIM removes the balance of PPP loans and assoc iated income as well as the equivalent amount of self - funding noninterest bearing deposits Factors contributing to 9 bps increase in NIM during quarter ( - ) RATE ROLL Existing loans amortize and paydown at higher rates than new loan production, but difference continues to compress (+) NEW LOAN VOLUME YIELDS Yields on new loan volume were 6 bps higher than in 4Q21, while net new funding yields (inclusive of line utilization changes) were 7 bps higher ( - ) PPP INCOME PPP contribution decreased by $1.9 million due to further shrinking of the PPP loan portfolio as forgiveness continues and the associated net deferred fee recognition ( - ) ACCRETION Purchase accounting accretion recognition declined from $1.5 million to $1.2 million during 1Q22 (+) SECURITIES PORTFOLIO YIELD Increases in the securities portfolio yield contributed 6 bps of NIM expansion (+) FUNDING COSTS / CASH FLOW HEDGES Continued success lowering funding costs contributed 1 bps of NIM expansion and net interest income from cash flow hedges contributed 3 bps of NIM expansion Net Interest Margin 2.45% Net Interest Income (1) 3.03% 2.77% 2.65% 2.57% 2.66% 0.33% 0.29% 0.25% 0.22% 0.22% 2.72% 2.50% 2.41% 2.36% 2.45% 0.09% 0.06% 0.06% 0.05% 0.04% 2.66% 2.45% 2.30% 2.28% 2.41% 2021 Q1 2021 Q2 2021 Q3 2021 Q4 2022 Q1 Earning Assets Cost of Funds NIM Accretion Ex-PPP NIM(2) NIM ex - PPP up 13 bps vs. 4Q21

18 18 Ticker: BUSE 54.7 61.7 67.3 64.4 63.0 54.3 58.9 59.0 59.1 62.2 52.0 58.1 58.7 57.6 59.9 50.0 52.0 54.0 56.0 58.0 60.0 62.0 64.0 66.0 68.0 70.0 2021 Q1 2021 Q2 2021 Q3 2021 Q4 2022 Q1 Reported Efficiency Ratio Adjusted Efficiency Ratio Core Adj. Efficiency Ratio 1,531 1,346 1,463 1,465 YE 2019 YE 2020 YE 2021 YTD 2022 $54.5 $62.6 $73.5 $71.2 $70.4 $49.5 $56.5 $61.4 $60.9 $64.1 $30.0 $35.0 $40.0 $45.0 $50.0 $55.0 $60.0 $65.0 $70.0 $75.0 $80.0 $30.0 $35.0 $40.0 $45.0 $50.0 $55.0 $60.0 $65.0 $70.0 $75.0 $80.0 2021 Q1 2021 Q2 2021 Q3 2021 Q4 2022 Q1 Noninterest Exp. $54.5 $62.6 $73.5 $71.2 $70.4 Unfunded Provision $0.4 -$0.5 -$1.0 $0.3 $1.1 Acq./Restructuring Exp. $0.3 $2.7 $8.7 $5.6 $0.8 Intangible Amort. $2.4 $2.7 $3.1 $3.1 $3.0 NMTC Amort. $1.8 $1.2 $1.2 $1.3 $1.3 Core Adj. Exp. (1) $49.5 $56.5 $61.4 $60.9 $64.1 Noninterest Exp. Core Adj. Exp. (1) $ in millions Focused Control on Expenses (1) Non - GAAP, see Appendix ▪ Core adjusted expenses (1) of $64.1 million in 1Q22 excluding amortization of intangible assets, provision for unfunded commitments, acquisition / restructuring related charges, and NMTC amortization ▪ Taking advantage of market dislocation to attract new talent across our platform and balancing wage inflation across our markets ▪ 1Q22 other noninterest expense included a $0.6 million impairment of OREO that sold subsequent to quarter - end ▪ Over the past 7 quarters , consolidated 33% of our branch footprint ▪ Re duced count from 87 (proforma for GSB) to 58 ▪ Increasing average deposits per branch from $ 113 million at 9/30/20 to $183 million at 3/31/22 Noninterest Expense Efficiency Ratio (1) Full - Time Equivalents (FTE)

Continued Investment in Technology Enterprise-Wide

- Continued investment in technology, automation, and data analytics across the company
- Seeing tangible results as we continue to adapt to our customers' needs
  - Digital relationship banking team formed in 4Q20 to manage Digital Preferred Banking [(1)] deposit accounts
  - Five digital relationship bankers manage 13.5% of Busey's total retail DDA & Savings accounts [(2)]



Cloud-based software to manage / secure identities 1Q 2019
3Q 2019 Treasury Management sales & onboarding solution implemented
Core Operating Platform Conversion 4Q 2019
4Q 2019 Enterprise-wide CRM system installed
Upgraded Treasury Management software 4Q 2019
4Q 2019 Enterprise-wide electronic knowledge management solution
AI-driven marketing data analytics tool established 4Q 2019
1Q 2020 Mobile and e-banking upgraded Data warehouse build-out
Secure online chat 1Q 2020
1Q 2020 Debit card on/off functionality
PPP online customer loan application portal 2Q 2020
3Q 2020 Online deposit account origination
Hired New Chief Technology Officer 3Q 2020
3Q 2020 PPP online forgiveness application portal
Digital relationship banking team formed 4Q 2020
4Q 2020 Online retail loan origination capabilities
Zelle implementation Digital workflow software 1Q 2021
3Q 2021 GSB Conversion completed
RPA solution for FirsTech 4Q 2021
4Q 2021 / 2022 Complete transition of ATM fleet
FirsTech launched new one-time payments platform for Busey Bank customers 1Q 2022
2Q 2022 Mortgage eClosing to go live
Upgrade to core Wealth platform 3Q 2022

(1) Digital Preferred is defined as Retail, deposit-only customers with their first account opened before 2020, who bank outside of a physical Service Center, using eBank, a debit card or ATM at least 90% of the time, with five or more banking transactions annually (2) As of 3/31/22

Ticker: BUSE 19

20 20 Ticker: BUSE ▪ TCE/TA ratio of 7.01% at 3/31/22 (1) ▪ Capital ratios significantly in excess of well - capitalized minimums ▪ Total RBC of 15.8% and CET1 ratio of 11.9% at 3/31/22 (2) ▪ TBV per share of $15.29 at 3/31/22 (1) ▪ Diversified portfolio, conservatively underwritten with low levels of concentration ▪ Non - performing (0.13% of total assets) and classified assets (7.2% of capital) both at historically low levels ▪ Reserves remain well above initial Day 1 CECL estimate of 1.06% → ACL/Loans: 1.22% (3) ACL/NPLs: 695.41% ▪ No remaining full - payment deferrals under COVID - related modification programs ▪ 100 / 300 Test: 34% C&D 205% CRE ▪ Robust holding company and bank - level liquidity ▪ Strong core deposit franchise ▪ 68.7% loan - to - deposit ratio, 98.7% core deposits (4) ▪ Borrowings accounted for approximately 5.4% of total funding at 3/31/22 ▪ Substantial sources of off - balance sheet contingent funding ($3.7 billion) (1) Non - GAAP calculation, see Appendix (2) 1Q22 capital ratios are preliminary estimates (3) Excluding amortized cost of PPP l oans (4) Non - GAAP calculation, see Appendix; Core deposits include non - brokered transaction accounts, money market deposit accounts, and time deposits of $250,000 or less Robust Capital Foundation High Quality, Resilient Loan Portfolio Strong Core Deposit Franchise & Ample Liquidity Fortress Balance Sheet

21 21 Ticker: BUSE $1,008 $1,062 $1,061 $1,070 $1,086 9.8% 9.6% 8.6% 8.5% 8.8% 4% 2021 Q1 2021 Q2 2021 Q3 2021 Q4 2022 Q1 Tier 1 Capital Leverage Ratio Min Ratio $ in millions $919 $982 $971 $959 $856 8.8% 8.2% 7.8% 7.7% 7.0% 12.8% 12.3% 12.0% 11.8% 11.9% 2.0% 4.0% 6.0% 8.0% 10.0% 12.0% 14.0% $600 $650 $700 $750 $800 $850 $900 $950 $1,000 $1,050 2021 Q1 2021 Q2 2021 Q3 2021 Q4 2022 Q1 TCE TCE Ratio CET1 Ratio $ in millions Robust Capital Foundation (1) Non - GAAP calculation, see Appendix (2) 1Q22 capital ratios are preliminary estimates ... Tangible Common Equity (1) & CET1 Ratios Total Capital Ratio (2) Leverage Ratio (2) Consolidated Capital as of 3/31/22 (2) $ in millions Common Equity Tier 1 Ratio Tier 1 Capital Ratio Total Capital Ratio Capital Ratio 11.9% 12.8% 15.8% Minimum Well Capitalized Ratio 6.5% 8.0% 10.0% Amount of Capital $1,012 $1,086 $1,345 Well Capitalized Minimum $553 $681 $851 Excess Amount over Min $459 $405 $494 $728 $806 $826 $841 $851 $538 $517 $488 $494 $494 17.4% 16.4% 15.9% 15.7% 15.8% 10% 2021 Q1 2021 Q2 2021 Q3 2021 Q4 2022 Q1 Well Cap Min Excess over Min Total Capital Ratio Min Ratio $ in millions

22 22 Ticker: BUSE Pristine Credit Quality ▪ C onservative underwriting continues to result in pristine credit quality performance ▪ Non - performing asset, classified asset, and net charge - off ratios have declined to historically low levels ▪ NPAs/Assets of 0.13% at 3/31/22 ▪ Non - performing assets at 3/31/22 included a $2.0 million OREO property, the sale of which closed subsequent to quarter - end ▪ Net recovery of $0.6 million in 1Q22 ▪ Net charge - offs over the LTM total $1.35 million, which equates to less than 0.02% of 1Q22 avg loans (1) Capital calculated as Busey Bank Tier 1 Capital + Allowance for credit losses NPAs / Assets Classifieds / Capital (1) NCOs / Average Loans $9,696 $10,544 $12,860 $12,568 0.34% 0.27% 0.17% 0.13% 2019 YE 2020 YE 2021 YE 2022 Q1 Assets %NPAs/Assets $ in millions $1,099 $1,155 $1,320 $1,345 9.7% 8.5% 7.0% 7.2% 2019 YE 2020 YE 2021 YE 2022 Q1 Capital Classified/Capital $ in millions $6,470 $7,007 $6,970 $7,161 0.11% 0.12% 0.03% - 0.03% 2019 YE 2020 YE 2021 YE 2022 Q1 Avg Loans NCOs/Avg Loans $ in millions $0.6 Net Recovery

23 23 Ticker: BUSE Reserve Supports Credit & Growth Profile Allowance / NPLs Allowance / NPAs Allowance / Loans (ex - PPP) ▪ Reserve to loans of 1.22% (ex - PPP) ▪ Day 1 CECL coverage was 1.06% ▪ Non - performing loan balances have continued to decline ▪ Reserves to NPLs now equal to 695% $5,568 $6,687 $6,368 $7,114 $7,241 0.91% 0.80% 1.59% 1.24% 1.22% 2018 YE 2019 YE 2020 YE 2021 YE 2022 Q1 Ex-PPP Loans Allowance/Ex-PPP Loans $ in millions $36,598 $29,507 $24,301 $16,852 $12,685 138% 182% 416% 522% 695% 100% 200% 300% 400% 500% 600% 700% 800% $0 $5,000 $10,000 $15,000 $20,000 $25,000 $30,000 $35,000 $40,000 2018 YE 2019 YE 2020 YE 2021 YE 2022 Q1 NPLs Allowance/NPLs $ in thousands $36,974 $32,564 $28,872 $21,268 $16,291 137% 165% 350% 413% 541% 90% 140% 190% 240% 290% 340% 390% 440% 490% 540% $0 $5,000 $10,000 $15,000 $20,000 $25,000 $30,000 $35,000 2018 YE 2019 YE 2020 YE 2021 YE 2022 Q1 NPAs Allowance/NPAs $ in thousands

24 24 Ticker: BUSE $2,797 $3,461 $4,010 $4,027 $4,078 1.60% 1.40% 1.37% 1.42% 1.80% 0.00% 0.50% 1.00% 1.50% 2.00% 2.50% $00 $500 $1,000 $1,500 $2,000 $2,500 $3,000 $3,500 $4,000 $4,500 $5,000 2021 Q1 2021 Q2 2021 Q3 2021 Q4 2022 Q1 Book Value Tax Equivalent Yield $ in millions Balanced, Low - Risk, Short - Duration Investment Portfolio ▪ BUSE carried $976MM in held - to - maturity (HTM) securities as of 3/31/22 ▪ Transferred a portion of the portfolio comprised of Agency RMBS & CMBS from available - for - sale (AFS) to HTM during 1Q22 ▪ The duration of the securities portfolio including HTM is 4.5 years and our fair value duration, which excludes the HTM portfolio, is 4.1 years ▪ After - tax net AFS unrealized loss position of $97.7 million ▪ Carrying value of investment portfolio is 31% of total assets ▪ Allowance for credit losses for investments is $0 ▪ Projected remaining 2022 roll off cash flow (based on static rates) of $405 million at ~1.85% yield ▪ 1Q22 new purchases of $275 million at avg yield of 2.36% Deploying Excess Liquidity into Attractive Securities All Mortgage - Backed Securities & Collateralized Mortgage Obligations are Agency 89% of Municipal holdings rated AA or better and 10% rated A 100% of Corporate holdings are investment grade Collateralized Loan Obligation portfolio consists of 86% rated AAA and 14% rated AA Investment Portfolio Composition – Q1 2022

25 25 Ticker: BUSE ▪ Net interest income was $70.1 million in 1Q22 vs. $70.5 million in 4Q21 and $64.9 million in 1Q21 ▪ $1.1 million less net interest income QoQ due to two fewer days in 1Q22 than 4Q21 ▪ Net interest margin was 2.45% in 1Q22, an increase of 9 bps vs. 2.36% in 4Q21 ▪ Adjusted net interest margin (1) (ex - purchase accounting accretion) was 2.41% in 4Q22, an increase of 10 bps vs. 2.31% in 4Q21 ▪ Primary factors contributing to the quarter’s NIM expansion was the growth of the loan portfolio combined with higher new volume rates & repricing rates (6 bps increase) and securities portfolio yield (6 bps increase), which helped to offset reduced volume of PPP forgiveness (6 bps decrease) Noninterest Expense ▪ Noninterest income (ex - securities losses) of $36.4 million in 1Q22, representing 34% of revenue ▪ Wealth management fees of $15.8 million in 1Q22, up 15% QoQ and up 25% YoY ▪ Payment technology solutions revenue of $5.1 million in 1Q22, up 11% QoQ and up 10% YoY ▪ Fees for customer services of $8.9 million in 1Q22, down from $9.7 million in 4Q21, and up 11% YoY ▪ Adjusted noninterest expense (1) (ex - amortization of intangibles, one - time acquisition and restructuring related items) of $66.5 million in 1Q21, resulting in a 62.2% adjusted efficiency ratio (1) ▪ Core adjusted noninterest expense (1) of $64.1 million (ex - amortization of intangible assets, unfunded commitment provision, NMTC amortization, and one - time items) in 1Q22, equating to 59.9% core adjusted efficiency ratio (1) ▪ Adjusted net income of $29.1 million or $0.52 per diluted share (1) ▪ Adjusted pre - provision net revenue of $39.4 million (1.26% PPNR ROAA) (1) ▪ 0.93% Adjusted ROAA and 13.02% Adjusted ROATCE (1) Earnings Noninterest Income Net Interest Income Provision ▪ $0.3 million negative loan loss provision expense (reserve release) ▪ $1.1 million provision for unfunded commitments (captured in other noninterest expense) ▪ Net recovery of $0.6 million in 1Q22 (1) Non - GAAP, see Appendix Quarterly Earnings Review

26 26 Ticker: BUSE $42.8 $37.5 $39.4 $41.1 $39.4 1.64% 1.32% 1.23% 1.27% 1.26% 2021 Q1 2021 Q2 2021 Q3 2021 Q4 2022 Q1 Adj. PPNR Adj. PPNR / Avg Assets $ in millions Earnings Performance (1) Non - GAAP calculation, see Appendix (2) Historical key rates per quarterly Stifel dispatch Adjusted ROAA & ROATCE (1) Adjusted Pre - Provision Net Revenue / Avg. Assets (1) Adjusted Net Income & Earnings Per Share (1) $38.1 $31.9 $32.8 $34.3 $29.1 $0.69 $0.57 $0.58 $0.61 $0.52 $0.00 $0.10 $0.20 $0.30 $0.40 $0.50 $0.60 $0.70 $0.80 $0.90 $1.00 $3.0 $8.0 $13.0 $18.0 $23.0 $28.0 $33.0 $38.0 2021 Q1 2021 Q2 2021 Q3 2021 Q4 2022 Q1 Adj. Net Income Adj. Earnings Per Share $ in millions 16.9% 13.1% 13.4% 14.3% 13.0% 1.46% 1.12% 1.03% 1.05% 0.93% 0.30% 0.50% 0.70% 0.90% 1.10% 1.30% 1.50% 1.70% 0.0% 2.0% 4.0% 6.0% 8.0% 10.0% 12.0% 14.0% 16.0% 2021 Q1 2021 Q2 2021 Q3 2021 Q4 2022 Q1 Adj. ROATCE Adj. ROAA Historical Key Rates (2) 0.12% 0.10% 0.08% 0.10% 0.46% 0.16% 0.25% 0.30% 0.73% 2.28% 0.92% 0.87% 1.01% 1.26% 2.42% 1.70% 1.45% 1.53% 1.50% 2.32% -0.25% 0.25% 0.75% 1.25% 1.75% 2.25% 2.75% 3/31/21 6/30/21 9/30/21 12/31/21 3/31/22 1m LIBOR 2-yr UST 5-yr UST 10-Yr UST

Environmental, Social and Governance Responsibility

Building on 150 Years of Excellence | Advancing a Comprehensive ESG Strategy

Busey's Corporate Social Responsibility work continues within the broader context of our new ESG strategic focus and framework as we build on a legacy of purposeful action, civic responsibility and positive impacts.

New role of Director of Environmental, Social, and Governance Strategy & Reporting hired in January 2022.

Commitment to Environment

- Helping our clients reduce their footprint from sustainable agriculture to green construction, financing for solar arrays, energy efficiency improvements, and more.
- Recycled nearly 500 tons of paper and saving nearly 2 million kilowatts of energy in 2021 alone.
- Providing all associates training on how to reduce their environmental impact at home and in the office.

Commitment to People

- Donating more than $1 million annually and volunteered over 10,000 hours in 2021.
- Attracting and retaining talent across a diverse set of backgrounds and experiences and investing in associate wellness and training and development.
- Building upon a legacy of corporate responsibility through an Enterprise Community Banking program.

Commitment to Strong Governance

- Leading at the Board and Executive level with a team of diverse backgrounds and experiences.
- Adhering to a stringent code of ethics set forth standards that all Executives, Directors and Officers are expected to follow.
- Prioritizing strong corporate governance, exceeding all good governance metrics.

First bank
to be Illinois Green Business Association certified in 2012

Over $16 million
in commitments to new green construction

Associates are **61% female**

8 years average tenure

40,000+ training hours
provided annually

95% participation in wellness program

Strong **7%**
insider ownership

11 Good Governance metrics
including internal auditing, whistleblower hotline, and diverse leadership

ISS Score (1)
(1-10 Range, lower is better)

Environmental Disclosures	Social Disclosures	Governance Risk
3	4	2

Sustainalytics Score (2)
(Lower is better – Proxy Peers average 30.4)

ESG Risk Rating: **28.8**

To view the full Corporate Social Responsibility Report, visit busey.com/CSR.

(1) Last ISS Governance data profile update: 2/18/22; Last ISS E&S data profile update: 9/10/21
(2) Sustainalytics Scores updated through 4/8/22. Reporting peer group is: ABCB, BANF, CUBI, EFSC, FFBC, FIBK, FRME, GBCI, HOMB, HTLF, LCNB, ONB, PRK, RNST, SFBS, SFNC, STBA, TRMK, WSBC

Ticker: BUSE

27

28 28 Ticker: BUSE APPENDIX

29 29 Ticker: BUSE $1,546 $1,664 $1,753 $1,869 $1,875 $1,000 $1,100 $1,200 $1,300 $1,400 $1,500 $1,600 $1,700 $1,800 $1,900 $2,000 2021 Q1 2021 Q2 2021 Q3 2021 Q4 2022 Q1 $ in millions High Quality Loan Portfolio: C&I ▪ 25.9% of total loan portfolio (ex - PPP loans) ▪ Diversified portfolio results in low levels of concentrated exposure ▪ Top concentration in one industry (manufacturing) is 17% of C&I loans, or 4% of total loans ▪ Only 1.7% of C&I loans are classified ▪ YoY growth of C&I loans (ex - PPP) of $329 million (includes $66 million of acquired C&I loans from Glenview State Bank) (1) ex - PPP loan totals include purchase accounting, FASB, overdrafts, etc. C&I Loans by Sector (ex - PPP) $ in thousands NAICS Sector 3/31/22 Balances (ex-PPP) % of Total Loans (ex-PPP) 3/31/22 Classified Balances Manufacturing $316,247 4.4% $6,848 Finance and Insurance $262,606 3.6% $0 Wholesale Trade $172,526 2.4% $428 Real Estate Rental & Leasing $167,061 2.3% $1,368 Educational Services $165,856 2.3% $0 Construction $164,126 2.3% $1,736 Health Care and Social Assistance $130,662 1.8% $6,265 Agriculture, Forestry, Fishing, Hunting $87,715 1.2% $1,466 Public Administration $82,334 1.1% $0 Retail Trade $76,562 1.1% $4,940 Food Services and Drinking Places $74,993 1.0% $820 Professional, Scientific, & Tech. Svcs. $49,440 0.7% $5,434 Other Services (except Public Admin.) $35,722 0.5% $91 Transportation $32,519 0.4% $250 Arts, Entertainment, and Recreation $19,536 0.3% $2,230 Administrative and Support Services $15,289 0.2% $912 Information $9,387 0.1% $0 Waste Management Services $6,212 0.1% $0 Mining, Quarrying, Oil & Gas Extraction $4,164 0.1% $0 Mgmt of Companies & Enterprises $1,223 0.0% $0 Utilities $917 0.0% $0 Grand Total $1,875,098 25.9% $32,788 Total C&I Loans (1)

High Quality Loan Portfolio: CRE

Owner Occupied CRE Loans by Property Type

$ in thousands Property Type	3/31/22 Balances	% of Total Loans (ex-PPP)	3/31/22 Classified Balances
Industrial/Warehouse	$324,762	4.5%	$3,873
Office	$252,895	3.5%	$680
Specialty	$246,744	3.4%	$2,768
Retail	$69,241	1.0%	$833
Restaurant	$56,621	0.8%	$1,634
Nursing Homes	$1,538	0.0%	$0
Health Care	$1,101	0.0%	$0
Hotel	$621	0.0%	$0
Apartments	$455	0.0%	$0
Other	$199	0.0%	$0
Student Housing	$107	0.0%	$0
Grand Total	**$954,285**	**13.2%**	**$9,788**

Multifamily - Apartments & Student Housing by State



Illinois
65%
Florida
1%
Missouri
9%
Other
State
10%
Indiana
15%

- 61.4% Weighted Avg. LTV
- 61.8% are long-term Busey customers (4+ yrs)
- 0.2% classified loans in Segment

Investor Owned CRE Loans by Property Type [1]

$ in thousands Property Type	3/31/22 Balances	% of Total Loans (ex-PPP)	3/31/22 Classified Balances
Apartments	$462,009	6.4%	$1,701
Retail	$437,897	6.0%	$1,167
Office	$428,160	5.9%	$568
Student Housing	$288,743	4.0%	$0
Industrial/Warehouse	$272,777	3.8%	$115
Hotel	$215,229	3.0%	$505
Senior Housing	$183,330	2.5%	$0
LAD	$98,067	1.4%	$2,400
Specialty	$79,955	1.1%	$42
Nursing Homes	$62,491	0.9%	$36,287
Restaurant	$28,342	0.4%	$0
Health Care	$20,000	0.3%	$0
1-4 Family	$19,653	0.3%	$0
Continuing Care Facilities	$14,426	0.2%	$0
Other	$583	0.0%	$0
Grand Total	**$2,611,663**	**36.1%**	**$42,784**

Total CRE (OOCRE & CRE-I) Portfolio

- 49% of total loan portfolio (ex-PPP)
- 27% of CRE loans are owner-occupied
- Only 1.5% of total CRE loans and 1.6% of investor-owned CRE loans are classified
- Low levels of concentrated exposure
  - Office top concentration at 19% of total CRE portfolio

(1) Investor owned CRE includes C&D, Multifamily and non-owner occupied CRE

Ticker: BUSE
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Non-GAAP Financial Information

Pre-Provision Net Revenue, Adjusted Pre-Provision Net Revenue,
Pre-Provision Net Revenue to Average Assets, and Adjusted Pre-Provision Net Revenue to Average Assets

(dollars in thousands)

		Three Months Ended				
		March 31, 2022	December 31, 2021	September 30, 2021	June 30, 2021	March 31, 2021
PRE-PROVISION NET REVENUE						
Net interest income		$ 70,056	$ 70,508	$ 70,755	$ 64,542	$ 64,893
Total noninterest income		35,772	35,089	33,259	33,011	31,445
Net security (gains) losses		614	(474)	(57)	(898)	(1,641)
Total noninterest expense		(70,376)	(71,169)	(73,487)	(62,625)	(54,499)
Pre-provision net revenue		36,066	33,954	30,470	34,030	40,198
Non-GAAP adjustments:						
Acquisition and other restructuring expenses		835	5,641	8,677	2,713	320
Provision for unfunded commitments		1,112	294	(978)	(496)	406
Amortization of New Markets Tax Credit		1,341	1,255	1,240	1,239	1,829
Adjusted pre-provision net revenue		$ 39,354	$ 41,144	$ 39,409	$ 37,486	$ 42,753
Pre-provision net revenue, annualized	[a]	$ 146,268	$ 134,709	$ 120,886	$ 136,494	$ 163,025
Adjusted pre-provision net revenue, annualized	[b]	$ 159,602	$ 163,234	$ 156,351	$ 150,356	$ 173,387
Average total assets	[c]	$ 12,660,939	$ 12,895,049	$ 12,697,795	$ 11,398,655	$ 10,594,245
Reported: Pre-provision net revenue to average assets [1]	[a÷c]	1.16 %	1.04 %	0.95 %	1.20 %	1.54 %
Adjusted: Pre-provision net revenue to average assets [1]	[b÷c]	1.26 %	1.27 %	1.23 %	1.32 %	1.64 %

[1] Annualized measure.

Ticker: BUSE

31

Non-GAAP Financial Information

Adjusted Net Income, Adjusted Diluted Earnings Per Share, Adjusted Return on Average Assets, Return on Average Tangible Common Equity, and Adjusted Return on Average Tangible Common Equity

(dollars in thousands, except per share amounts)

		Three Months Ended				
		March 31, 2022	December 31, 2021	September 30, 2021	June 30, 2021	March 31, 2021
NET INCOME ADJUSTED FOR NON-OPERATING ITEMS						
Net income	[a]	$ 28,439	$ 29,926	$ 25,941	$ 29,766	$ 37,816
Non-GAAP adjustments:						
Acquisition expenses:						
Salaries, wages, and employee benefits		587	1,760	4,462	1,125	—
Data processing		214	143	3,182	368	7
Professional fees, occupancy, and other		34	290	776	1,220	313
Other restructuring expenses:						
Salaries, wages, and employee benefits		—	215	257	—	—
Lease or fixed asset impairment		—	3,227	—	—	—
Professional fees, occupancy, and other		—	6	—	—	—
Related tax benefit		(170)	(1,290)	(1,773)	(558)	(71)
Adjusted net income	[b]	$ 29,104	$ 34,277	$ 32,845	$ 31,921	$ 38,065
DILUTED EARNINGS PER SHARE						
Dilutive average common shares outstanding	[c]	56,194,946	56,413,026	56,832,518	55,730,883	55,035,806
Reported: Diluted earnings per share	[a÷c]	$ 0.51	$ 0.53	$ 0.46	$ 0.53	$ 0.69
Adjusted: Diluted earnings per share	[b÷c]	$ 0.52	$ 0.61	$ 0.58	$ 0.57	$ 0.69
RETURN ON AVERAGE ASSETS						
Net income, annualized	[d]	$ 115,336	$ 118,728	$ 102,918	$ 119,391	$ 153,365
Adjusted net income, annualized	[e]	$ 118,033	$ 135,990	$ 130,309	$ 128,035	$ 154,375
Average total assets	[f]	$ 12,660,939	$ 12,895,049	$ 12,697,795	$ 11,398,655	$ 10,594,245
Reported: Return on average assets [1]	[d÷f]	0.91 %	0.92 %	0.81 %	1.05 %	1.45 %
Adjusted: Return on average assets [1]	[e÷f]	0.93 %	1.05 %	1.03 %	1.12 %	1.46 %
RETURN ON AVERAGE TANGIBLE COMMON EQUITY						
Average common equity		$ 1,281,535	$ 1,328,692	$ 1,351,416	$ 1,342,771	$ 1,275,694
Average goodwill and other intangible assets, net		(374,811)	(377,825)	(380,885)	(368,709)	(362,693)
Average tangible common equity	[g]	$ 906,724	$ 950,867	$ 970,531	$ 974,062	$ 913,001
Reported: Return on average tangible common equity [1]	[d÷g]	12.72 %	12.49 %	10.60 %	12.26 %	16.80 %
Adjusted: Return on average tangible common equity [1]	[e÷g]	13.02 %	14.30 %	13.43 %	13.14 %	16.91 %

[1] Annualized measure.

Ticker: BUSE

32

33 33 Ticker: BUSE Non - GAAP Financial Information Adjusted Net Interest Margin (dollars in thousands) Three Months Ended March 31, December 31, September 30, June 30, March 31, 2022 2021 2021 2021 2021 Net interest income $ 70,056 $ 70,508 $ 70,755 $ 64,542 $ 64,893 Non - GAAP adjustments: Tax - equivalent adjustment 546 577 598 579 601 Tax equivalent net interest income 70,602 71,085 71,353 65,121 65,494 Purchase accounting accretion related to business combinations (1,159) (1,469) (1,799) (1,726) (2,157) Adjusted net interest income $ 69,443 $ 69,616 $ 69,554 $ 63,395 $ 63,337 Tax equivalent net interest income, annualized [a] $ 286,330 $ 282,022 $ 283,085 $ 261,200 $ 265,615 Adjusted net interest income, annualized [b] $ 281,630 $ 276,194 275,948 254,277 $ 256,867 Average interest - earning assets [c] $ 11,703,947 $ 11,947,653 11,730,637 10,448,417 $ 9,752,294 Reported: Net interest margin 1 [a ÷ c] 2.45% 2.36% 2.41% 2.50% 2.72% Adjusted: Net interest margin 1 [b ÷ c] 2.41% 2.31% 2.35% 2.43% 2.63% 1 Annualized measure.

Non-GAAP Financial Information

Adjusted Noninterest Expense, Core Adjusted Expense, Efficiency Ratio, Adjusted Efficiency Ratio, and Adjusted Core Efficiency Ratio

(dollars in thousands)

		Three Months Ended				
		March 31, 2022	December 31, 2021	September 30, 2021	June 30, 2021	March 31, 2021
Net interest income		$ 70,056	$ 70,508	$ 70,755	$ 64,542	$ 64,893
Non-GAAP adjustments:						
Tax-equivalent adjustment		546	577	598	579	601
Tax equivalent net interest income		70,602	71,085	71,353	65,121	65,494
Total noninterest income		35,772	35,089	33,259	33,011	31,445
Non-GAAP adjustments:						
Net security (gains) losses		614	(474)	(57)	(898)	(1,641)
Noninterest income excluding net security gains and losses		36,386	34,615	33,202	32,113	29,804
Tax equivalent net interest income plus noninterest income excluding net security gains and losses	[a]	$ 106,988	$ 105,700	$ 104,555	$ 97,234	$ 95,298
Total noninterest expense		$ 70,376	$ 71,169	$ 73,487	$ 62,625	$ 54,499
Non-GAAP adjustments:						
Amortization of intangible assets	[b]	(3,011)	(3,074)	(3,149)	(2,650)	(2,401)
Non-interest expense excluding amortization of intangible assets	[c]	67,365	68,095	70,338	59,975	52,098
Non-operating adjustments:						
Salaries, wages, and employee benefits		(587)	(1,975)	(4,719)	(1,125)	—
Data processing		(214)	(143)	(3,182)	(368)	(7)
Impairment, professional fees, occupancy, and other		(34)	(3,523)	(776)	(1,220)	(313)
Adjusted noninterest expense	[d]	66,530	62,454	61,661	57,262	$ 51,778
Provision for unfunded commitments		(1,112)	(294)	978	496	(406)
Amortization of New Markets Tax Credit		(1,341)	(1,255)	(1,240)	(1,239)	(1,829)
Core adjusted expense	[e]	$ 64,077	$ 60,905	$ 61,399	$ 56,519	$ 49,543
Noninterest expense, excluding non-operating adjustments	[d-b]	$ 69,541	$ 65,528	$ 64,810	$ 59,912	$ 54,179
Reported: Efficiency ratio	[c÷a]	62.97 %	64.42 %	67.27 %	61.68 %	54.67 %
Adjusted: Efficiency ratio	[d÷a]	62.18 %	59.09 %	58.97 %	58.89 %	54.33 %
Adjusted: Core efficiency ratio	[e÷a]	59.89 %	57.62 %	58.72 %	58.13 %	51.99 %

Ticker: BUSE

34

Non-GAAP Financial Information

Tangible Book Value Per Common Share
(dollars in thousands, except per share amounts)

		As of				
		March 31, 2022	December 31, 2021	September 30, 2021	June 30, 2021	March 31, 2021
Total stockholders' equity		$ 1,218,025	$ 1,319,112	$ 1,333,076	$ 1,345,691	$ 1,265,822
Goodwill and other intangible assets, net		(372,913)	(375,924)	(378,891)	(381,795)	(361,120)
Tangible book value	[a]	$ 845,112	$ 943,188	$ 954,185	$ 963,896	$ 904,702
Ending number of common shares outstanding	[b]	55,278,785	55,434,910	55,826,984	56,330,616	54,345,379
Tangible book value per common share	[a÷b]	$ 15.29	$ 17.01	$ 17.09	$ 17.11	$ 16.65

Tangible Common Equity and Tangible Common Equity to Tangible Assets
(dollars in thousands)

		As of				
		March 31, 2022	December 31, 2021	September 30, 2021	June 30, 2021	March 31, 2021
Total assets		$ 12,567,509	$ 12,859,689	$ 12,899,330	$ 12,415,449	$ 10,759,563
Non-GAAP adjustments:						
Goodwill and other intangible assets, net		(372,913)	(375,924)	(378,891)	(381,795)	(361,120)
Tax effect of other intangible assets [1]		10,456	16,254	17,115	17,997	13,883
Tangible assets	[a]	$ 12,205,052	$ 12,500,019	$ 12,537,554	$ 12,051,651	$ 10,412,326
Total stockholders' equity		$ 1,218,025	$ 1,319,112	$ 1,333,076	$ 1,345,691	$ 1,265,822
Non-GAAP adjustments:						
Goodwill and other intangible assets, net		(372,913)	(375,924)	(378,891)	(381,795)	(361,120)
Tax effect of other intangible assets [1]		10,456	16,254	17,115	17,997	13,883
Tangible common equity	[b]	$ 855,568	$ 959,442	$ 971,300	$ 981,893	$ 918,585
Tangible common equity to tangible assets [2]	[b÷a]	7.01 %	7.68 %	7.75 %	8.15 %	8.82 %

[1] Net of estimated deferred tax liability.
[2] Tax-effected measure.

Ticker: BUSE

35

36 36 Ticker: BUSE Non - GAAP Financial Information Core Loans, Core Loans to Portfolio Loans, Core Deposits, Core Deposits to Total Deposits, and Core Loans to Core Deposits (dollars in thousands) As of March 31, December 31, September 30, June 30, March 31, 2022 2021 2021 2021 2021 Portfolio loans [a] $ 7,272,873 $ 7,188,998 $ 7,150,635 $ 7,185,650 $ 6,779,300 Non - GAAP adjustments: PPP Loans amortized cost (31,769) (74,958) (178,231) (390,395) (522,104) Core loans [b] $ 7,241,104 $ 7,114,040 $ 6,972,404 $ 6,795,255 $ 6,257,196 Total deposits [c] $ 10,591,836 $ 10,768,577 $ 10,817,867 $ 10,337,117 $ 8,873,847 Non - GAAP adjustments: Brokered transaction accounts (2,002) (2,248) (2,002) (2,002) (2,699) Time deposits of $250,000 or more (139,245) (137,449) (156,419) (129,026) (155,401) Core deposits [d] $ 10,450,589 $ 10,628,880 $ 10,659,446 $ 10,206,089 $ 8,715,747 RATIOS Core loans to portfolio loans [b ÷ a] 99.56% 98.96% 97.51% 94.57% 92.30 % Core deposits to total deposits [d ÷ c] 98.67% 98.70% 98.54% 98.73% 98.22 % Core loans to core deposits [b ÷ d] 69.29% 66.93% 65.41% 66.58% 71.79%